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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation of our report on the consolidated financial statements of Range Resources Corporation for the year ended December 31, 1998, included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-1 File No. 333-08211, Form S-3 File No. 333-23955, Form S-8 File No. 10719,
Form S-8 File No. 33-66322, Form S-3 File No. 33-64303, Form S-3 File No. 333-20257, Form S-3 File No. 333-43823, Form S-8 File No. 333-44821, Form S-3
File No. 333 51503, Form S-4 File No. 333-57639 and Form S-8 File No. 333-62439.



                                                     ARTHUR ANDERSEN LLP


Cleveland, Ohio
March 12, 1999